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                               DATED July 22, 1999




                               (1) ALGO VISION PLC


                           (2) BEESON GREGORY LIMITED


                                   (3) IAT AG




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                                LOCK-IN AGREEMENT

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THIS AGREEMENT is made on July 22, 1999


BETWEEN:

(1) ALGO VISION PLC, a company registered in England and Wales with registered number 3794223 whose registered office is at 2 Serjeants' Inn, London EC4Y 1LT ("COMPANY");

(2) BEESON GREGORY LIMITED, a company registered in England and Wales with registered number 2316630 whose registered office is at The Registry, Royal Mint Court, London EC3N 4EY ("BEESON GREGORY"); and

(3) IAT AG, company incorporated in Switzerland with its registered office at CH-5300, Turgi, Switzerland ("IAT").


RECITALS


A. The Company is a public limited liability company incorporated in England and Wales with an authorised share capital of (pound)200,000 divided into 20,000,000 shares of 1 pence each ("Shares") of which 7,000,000 Shares have been issued and are fully paid or credited as fully paid.

B. The Company intends to apply for the admission ("ADMISSION") to trading on the European Association of Securities Dealers Automated Quotation System ("EASDAQ") of 14,464,654 Shares constituting the whole of its issued ordinary share capital and the shares forming part of its authorised but unissued share capital sufficient to satisfy obligations to issue further shares which it has assumed at Admission.

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C.   Beeson Gregory has been appointed as Sponsor in relation to the application for Admission in accordance with the EASDAQ Rules.

D. Rule 3550 of the EASDAQ Admission Rules (as amended) provides that, as an issuer coming to EASDAQ for the first time, the Company is also required to undertake that each shareholder with more than 10 per cent. of its issued share capital at Admission will not dispose of more than 20 per cent. of its holding for a reasonable period of time from the first day of trading of the Shares ("TRADING COMMENCEMENT"), except through a public offering.

D. Beeson Gregory, as Sponsor of the Company, believes, and IAT acknowledges, that because of the size of its shareholding in the Company, and having regard to the EASDAQ Admission Rules (as amended), it is in the best interests of the Company and of protecting the market in the Shares that such a significant shareholder of the Company at Admission refrain from selling or procuring the sale of Shares for a period following Admission.

E. Pursuant to a share exchange and subscription agreement between IAT and the Company dated 22 July 1999, the Company agreed to allot to IAT 500,000 Shares in exchange for all of the shares or other equity interests held by IAT in Algo Vision Schweiz AG and Algo Vision Systems GmbH ("ADMISSION SHARES").

F. Pursuant to a subscription agreement between IAT and the Company dated 22 July 1999, it was agreed that IAT would subscribe for and be allotted 250,000 Shares within 30 days of Admission, in consideration of a cash payment of US$ 2.5 million ("SUBSEQUENT SUBSCRIPTION SHARES"), and the parties to this agreement have agreed that the provisions of this agreement shall apply to 200,000 of such Subsequent Subscription Shares.

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NOW IT IS HEREBY AGREED as follows:

1.   LOCK-IN OF IAT

     IAT undertakes with the Company and Beeson Gregory that, except in the case of a Release Event or as set out in Clauses 1.1 and 1.2 below, it will not, and it will procure that its affiliated companies and associates will not, transfer or otherwise dispose of any of the Admission Shares or 200,000 of the Subsequent Subscription Shares (together the "LOCKED-UP SHARES") which are held by IAT or any of its affiliated companies or associates or any shares, receipts or securities of the Company into which such Shares are sub-divided or converted (or any direct or indirect interest in such shares, receipts or securities) during the period from Trading Commencement until i) the date six months thereafter (inclusive) in respect of the Admission Shares or ii) the date three months thereafter (inclusive) in respect of 200,000 of the Subsequent Subscription Shares ("RESTRICTION PERIOD"), provided that IAT shall be entitled to:

1.1 pledge, mortgage or otherwise charge any or all of the Locked-Up Shares provided that such pledge, mortgage or charge is notified to Beeson Gregory;

1.2 sell the Locked-Up Shares by way of a private placement through Beeson Gregory with such placees (if any) as Beeson Gregory, having consulted with the Company, shall in its absolute discretion approve; provided that:

1.2.1 prior to the making of any such transfer the transferee(s) shall have agreed in terms reasonably acceptable to Beeson Gregory to be bound by the provisions of this agreement; and

1.2.2 Beeson Gregory shall be under no obligation to seek or procure placees.

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2.   RELEASE EVENTS

     The restrictions contained in Clause 1 shall not apply in the case of any of the following events (each a "RELEASE EVENT"):

2.1 acceptance of a general offer for the whole of the issued equity share capital of the Company (other than any equity share capital held by or committed to the offeror and/or persons acting in concert with the offeror); or

2.2 execution of an irrevocable commitment to accept a general offer for the whole of the issued equity share capital of the Company (other than any equity share capital held by or committed to the offeror and/or persons acting in concert with the offeror); or

2.3 a compromise or arrangement between the Company and its creditors or any class of them or between the Company and its members or any class of them which is agreed to by the creditors or members; or

2.4 an order of a court of competent jurisdiction requiring any Shares to be sold or transferred or a consent order which has the same effect.

3.   DEFINITIONS

     Reference in Clause 1 to:

3.1 transfer or disposal shall, subject to Clause 1.1 and 1.2, be deemed to include sale, offer for sale, pledge, mortgage or the grant of any option or other right to dispose of the Locked-Up Shares or the announcement of any intention relating thereto; and

3.2 Shares shall include any securities or other financial instruments which are convertible into or are exchangeable for Shares.

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4.      NOTICES

4.1 Any notice to be given under this agreement shall be in writing and shall be served by sending it by hand, facsimile transmission or first class post:

4.1.1 if to the Company, to the registered office for the time being of the Company, marked for the attention of the Company Secretary;

4.1.2 if to Beeson Gregory, to its registered office for the time being, marked for the attention of the Head of Corporate Finance; and

4.1.3 if to IAT, to its registered office for the time being, marked for the attention of the Finance Director;

4.2  Any notice referred to in clause 4.1 shall be deemed to have been received:

4.2.1 if delivered by hand, on the day of delivery and in proving service it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

4.2.2 if sent by facsimile transmission, at the time of transmission or, if the time of transmission is not during the addressee's normal business hours, at 9.30 a.m. (UK time) on the next business day and in proving service it shall be necessary only for the communication or a confirmatory letter to have been delivered by hand or sent by first class post on the same day but failure of the addressee to receive such confirmation shall not invalidate the relevant communication deemed given by facsimile transmission; and

4.2.3 if sent by first class post, on the second business day after the day of posting (or five business days after the day of posting in the case of posting to an address outside the United Kingdom) and, in proving service, it shall be necessary only to

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          prove a communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

5.   COUNTERPARTS

     This agreement may be executed in one or more counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute one and the same instrument.

6.   RELEVANT LAW

     This agreement shall be governed by and construed in accordance with English Law.

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IN WITNESS WHEREOF THIS AGREEMENT HAS BEEN EXECUTED BY THE DULY AUTHORISED
REPRESENTATIVES OF THE PARTIES ON THE DATE SPECIFIED AT THE BEGINNING OF THIS AGREEMENT


EXECUTED as a DEED                  )
and DELIVERED by                    )
ALGO VISION PLC                     )
acting by:-                         )

                                    Director /s/ Viktor Vogt

                                    Director/Secretary




EXECUTED as a DEED                  )
and DELIVERED by                    )
BEESON GREGORY LIMITED              )
acting by:-                         )

                                    Director /s/

                                    Director/Secretary





EXECUTED as a DEED                  )
and DELIVERED by                    )
IAT AG                              )
acting by:-                         )

                                    Director /s/ Klaus Grissemann

                                    Director/Secretary

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